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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

               Current report Pursuant to Section 13 or 15 (d) of

                       The Securities Exchange Act of 1934

Date of Report(date of earliest event reported):                    May 24, 2002


                         COAST HOTELS AND CASINOS, INC.
             (Exact name of registrant as specified in its charter)


          Nevada                    000-26922                 88-0345706
      (State or other            (Commission File          (I.R.S. Employer
      jurisdiction of                Number)              Identification No.)
      incorporation)

               4500 West Tropicana Avenue, Las Vegas, Nevada 89103

               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (702) 365-7000

                                 Not Applicable

          (Former name or former address, if changed since last report)

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Item 5.  Other Events

         On May 24, 2002, Coast Resorts, Inc., a Nevada corporation ("Coast Resorts"), the parent company of Coast Hotels and Casinos, Inc., a Nevada corporation (the "Company"), issued a press release announcing the filing with the Securities and Exchange Commission of a registration statement relating to a proposed initial public offering of its common stock. The press release is filed as an exhibit to this Current Report on Form 8-K.

         In the registration statement, Coast Resorts disclosed that, subject to receiving required governmental approvals, Coast Resorts plans to commence an approximately $65.0 million expansion of the Suncoast Hotel and Casino in the first half of 2003. The project is expected to be completed in phases through the second half of 2004. The expansion is expected to feature a 70,000 square foot casino addition, including approximately 700 additional slot machines, a poker room, a new sports book, a sports bar, additional table games, a new casino, an approximately 1,600-car parking garage and four new restaurants. Additionally, Coast Resorts disclosed that, subject to market conditions and receiving required governmental approvals, it currently plans to begin construction of a new hotel-casino with amenities comparable to those at the Suncoast on the approximately 55 acres Coast Resorts owns on Las Vegas Boulevard six miles south of Tropicana Avenue adjacent to Interstate 15 in the latter half of 2003.

Item 7.  Financial statements, Pro Forma Financial Information and Exhibits

    Exhibit No.                                Description
  ----------------         -----------------------------------------------------

       99.1                         Press Release dated May 24, 2002

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SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           COAST HOTELS AND CASINOS, INC.,
                           a Nevada corporation

                           By:  /s/  Gage Parrish
                              _____________________________________________
                           Name:  Gage Parrish
                           Title: Vice President and Chief Financial Officer

May 24, 2002

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